Exhibit 1.1


                     CLAYMORE SECURITIES DEFINED PORTFOLIOS,
                                   SERIES 122

                            REFERENCE TRUST AGREEMENT


      This Reference Trust Agreement dated as of April 11, 2002, between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to February 6, 2002" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    PART I.
                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                    PART II.
                      SPECIAL TERMS AND CONDITIONS OF TRUST

      The following special terms and conditions are hereby agreed to:

            (1) The securities listed in the Schedule hereto have been deposited in the Trust under this Reference Trust Agreement as indicated on the attached Schedule A.

            (2) The definition of "Diversification Test Day" shall be added and read as follows:

                  "The  date  occurring  five  Business  Days  prior to the last
            Business Day of each quarter of each taxable year of the Trust."

            (3) The definition of "Non-Qualifying Securities" shall be added and read as follows:

                  "As of each  Diversification  Test  Day,  all  Securities  the holding of which would, unless cured as set forth in Section 3.15, cause a Trust not to qualify as a Regulated Investment Company by reason of Sections 851(b)(4) and 851(c) of Internal Revenue Code of 1986, as amended (the "Code") or any successor provision."

            (4)  Section   1.01(23)  is  hereby  deleted  and  replaced  by  the
      following:

                  "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, the actual number of shares of each Equity Security as a percent of all shares of Equity Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Standard & Poor's LargeCap 100 Index immediately prior to any subsequent deposit of Securities as determined by computer program output operated independent of the Depositor which tracks such index."

            (5) The definition of "Regulated Investment Company" shall be added and read as follows:

                  "A Trust that, as disclosed in its  Prospectus,  intends to be treated and to qualify as a `regulated investment company' within the meaning of the Code."

            (6) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in Amendment No. 1 to the Trust's Registration Statement (Registration No. 333-85472) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

            (7) The terms  "Income  Account  Record Date" and  "Capital  Account
      Record   Date"   shall   mean  the  dates  set  forth   under   "Essential
      Information--Record Dates" in the Prospectus.


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


            (8) The terms "Income Account Distribution Date" and "Capital Account Distribution Date" shall mean the dates set forth under "Essential Information--Distribution Dates" in the Prospectus.

            (9) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

            (10) The number of Units of the Trust referred to in Section 2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

            (11) SECTION 2.05 shall be amended by deleting the last two sentences of Section (a)(3).

            (12) SECTION 2.05 shall be further amended by deleting Section 2.05(b) and replacing it with the following Section (b):

                  "(b) From time to time  following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion to assign, convey to and deposit with the Trustee (i) Additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Securities relating to such Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase Additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of
            Additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase Additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

                  The Depositor, in each case, shall ensure that each deposit of
            Additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Securities. Such Additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots


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


            of each Security to be acquired, the Additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index. The Depositor shall deliver the Additional Securities which were not delivered concurrently with the deposit of Additional Securities and which were represented by Contract Securities within 10 calendar days after such deposit of Additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01, and the Depositor shall forthwith take the remedial action specified in Section 3.17. If the Depositor does not take the action specified in Section 3.17 within 10 calendar days of the end of the Additional Securities Period, the Trustee shall forthwith take the action specified in Section 3.17."

            (13) SECTION 2.05 shall be still further amended by deleting the first sentence of Section 2.05(d) and replacing it with the following:

                  "If Securities in the Trust are sold pursuant to Sections 3.07 or 8.02 hereof or if there are excess proceeds remaining after meeting redemption requests pursuant to Section 5.02, and the net proceeds of any such sale are not otherwise reinvested as provided in such Sections, the net proceeds of any such sale may be reinvested, if in the opinion of the Depositor it is in the best interests of the Unitholders to do so, in short term U.S. Treasury obligations maturing on or prior to the next succeeding Capital Distribution Date or, if earlier, December 31 of the year of purchase (the "Reinvestment Securities")."

            (14) SECTION 3.05 shall be amended by adding the following after the paragraph (a)(vii) thereof:

                  (b) "Distributions shall be made as follows (or in any other manner that, in the opinion of counsel to the Depositor or the independent public accountants or auditors employed pursuant to
            Section  8.01(e)(i),  will satisfy then current  requirements of the
            Code):

                  "(i)  Distribution  of Capital Gain Net Income for Purposes of
            Section 4982 of the Code. For each calendar year, the Trustee shall determine whether the Trust realized any capital gain net income for the


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


            one-year period ending on October 31 of such calendar year. If the Trust realized capital gain net income the Trustee shall, during December of such calendar year, declare a distribution of such capital gain net income (reduced by any amount thereof previously distributed on account of such period) payable to Unitholders of record on a specified date in December, and shall make this distribution to such Unitholders no later than January 31 of the next calendar year."

                  "(ii)  Distribution of Net Capital for Purposes of Section 852
            of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine whether the Trust realized any net capital gain for such year and shall declare a distribution of any such net capital gain (reduced by any amount thereof previously distributed on account of such year in respect of which a dividends-paid deduction is available) and shall make this distribution with the next Income Distribution, in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment made after such declaration."

                  "(iii)  Distribution of Taxable Income of the Trust other than
            Capital Gain Net Income for Purposes of Section 4982 of the Code. In December of each calendar year, the Trustee shall estimate the Trust's taxable income (without regard to its capital gain net income) for the calendar year and shall declare a distribution of such estimated taxable income (reduced by any amount thereof previously distributed on account of such year) during such December to Unitholders of record on a date in such December specified by the Trustee and shall make this distribution to such Unitholders no later than January 31 of the next calendar year. If after the Trustee has estimated the Trust's taxable income (without regard to its capital gain net income) for the calendar year the Trust recognizes additional taxable income (other than capital gain) in such calendar year that was not included in the prior estimate of the Trust's taxable income (e.g., gain from the disposition of a Security treated as ordinary income under the market discount rules of Sections 1276-78 of the Code) for such year, the Trustee shall re-estimate the Trust's taxable income for the calendar year and, if necessary, declare and make any additional distribution in the same manner as set forth in the immediately preceding sentence."

                  "(iv)  Distribution  of Taxable Income of the Trust other than
            Net Capital Gain for purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall


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


            determine the Trust's taxable income (without regard to its net capital gain) for such year and shall declare a distribution of such taxable income (reduced by any amount thereof previously distributed on account of such year) and shall make this distribution with the next Income Distribution, but in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment after such declaration."

                  "(v) Withdrawals  from Capital Account.  Such amounts as shall be necessary to enable the Trust to comply with the foregoing provisions of this Section 3.05 may be withdrawn from the Capital Account and credited to the Income Account. The Trustee shall reserve amounts sufficient to satisfy the requirements of this
            Section 3.05 within the Capital Account, as principle, without interest, and not distribute such amounts to Unitholders until the Mandatory Termination Date set forth in the Prospectus."

            (15) SECTION 3.05 shall be further amended by changing the lettering of section (b) to section (c).

            (16) SECTION 3.07(a) shall be amended by deleting sections (viii) and (ix) and adding the following subsections immediately after Section 3.07(a)(vii):

                  "(viii)  that  the  sale  of such  Security  is  necessary  or advisable (i) to maintain the qualification of the Trust as a Regulated Investment Company under the Code, (ii) to provide funds to make any distribution for a taxable year pursuant to paragraph
            (b) of Section 3.05;

                  (ix) that the  Security  has been removed from the Standard
            & Poor's LargeCap 100 Index; or

                  (x) that computer  program output operated  independent of the
            Depositor which tracks the Standard & Poor's LargeCap 100 Index indicates that the Security is over-represented in the Trust's portfolio in comparison to such Security's percentage weighting in such index."

            (17) SECTION 3.07 is hereby further amended by adding the following as new subsections (c) and (d):

                  "(c) In the  event a  Security  is sold  pursuant  to  Section
            3.07(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated to, direct the reinvestment of the proceeds of the sale of such Security in any other


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


            securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit.

                  (d) In the  event a  Security  is  sold  pursuant  to  Section
            3.07(a)(ix), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Standard & Poor's LargeCap 100 Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index. In the event a Security is sold pursuant to
            Section 3.07(a)(x), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security."

            (18) SECTION 3.11 shall be amended to read as follows:

                  "In  the  event  that an  offer  by the  issuer  of any of the
            Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee; provided, however, if such securities are components of the Standard & Poor's LargeCap 100 Index, the Depositor may advise the Trustee to keep such securities. The cash received in such exchange and cash proceeds of any such sales shall, in the following priority, be (1) reinvested, to the extent practicable, into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index or (2) distributed to Unitholders on the next Distribution Date in the manner set forth in Section 3.05(b) regarding distributions from the Capital Account. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to,


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


            specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security. Except as provided in
            Article IX, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such rejection or sale. Any securities or obligations received in exchange shall be deposited in the Trust and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. This Section shall apply, but its application shall not be limited, to public tender offers, mergers, acquisitions, reorganizations and recapitalizations. Neither the Depositor nor the Trustee shall be liable to any person for action or failure to take action pursuant to the terms of this
            Section 3.11."

            (19) SECTION 3.15 shall be amended to read as follows:

                  "SECTION  3.15  Diversification   Tests.  (a)  At  least  five
            Business Days prior to the Diversification Test Day occurring in the first quarter of the first taxable year of the Trust, the Trustee shall request in writing from independent certified public accountants or auditors employed pursuant to Section 6.01(e)(I) written certification, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust (i) on such Diversification Test Day and (ii) on the last Business Day of the first quarter of the first taxable year of the Trust, and such certification shall be delivered to the Trustee and to the Depositor no later than (1) the Business Day following such Diversification Text Day and (2) two hours after the Evaluation Time on such last Business Day, respectively. In the event that such accountants' certification states that any Non-Qualifying Securities are held by the Trust as of either day, the Trustee, at the direction of the Depositor, shall sell such portion of the Non-Qualifying Securities or take such other action as the Depositor may direct as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the first quarter of the first taxable year of the Trust. On the last Business Day of the first quarter of the first taxable year of the Trust the Trustee shall certifying in form and substance satisfactory to the Depositor and its counsel to the effect that no Non-Qualifying Securities are held by the Trust on such last Business Day."

                  "(b) With respect to each  subsequent  quarter of each taxable year of the Trust (a "Tax Quarter") in which the Trust has made an "acquisition of securities or other property" within the meaning of
            Section 851(d) of the Code or successor provision, at least five Business Days prior to the Diversification Test Day occurring in such Tax Quarter the Trustee shall request in writing from independent certified public accountants designated by the Depositor from time to time written certifications, in


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


            form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust on such Diversification Test Day and on the last Business Day of such Tax Quarter; provided that if any such acquisition shall occur in such Tax Quarter subsequent to the fifth Business Day prior to such Diversification Test Day, the Trustee shall immediately thereafter request in writing such accountants' written certification as of the last Business Day of such Tax Quarter. Such certifications shall be delivered to the Trustee and to the Depositor no later than (i) the Business Day following such Diversification Test Day or (ii) such last Business Day, as the case may be. In the event that such accountants' certifications with respect to the Diversification Test Day in such Tax Quarter state that any Non-Qualifying Securities are held by the Trust as of such Diversification Test Day, the Trustee, at the direction of the Depositor, shall sell such portion of the Non-Qualifying Securities as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the then current Taxable Quarter or take such other action as the Depositor may direct. In the event that such accountants' certifications with respect to the last Business Day of such Tax Quarter states that any Non-Qualifying Securities are held by the Trust as of such last Business Day, the Trustee, at the direction of the Depositor, shall sell, no later than 20 days after the end of such Tax Quarter, such portion of the Non-Qualifying Securities or take such other action as shall be directed by the Depositor as necessary, so that the Trust maintains its qualification as a Regulated Investment Company. Within 25 days after the end of such Tax Quarter, the Trustee shall certify to the Depositor, in form and substance satisfactory to the Depositor and its counsel, that any such action required hereinabove has been taken."

                  "(c) In making the necessary  computations  under this Section
            3.15, the independent certified public accountants shall compute the fair market value of the Securities by (1) taking the mean between the bid and offering side evaluations of the Securities in the Trust or the closing sales prices of the Securities as furnished to them by the Evaluator, including any accrued interest thereon; and by (2) treating Contract Securities as if the Securities as if the Securities subject to such contracts had been acquired by the Trust."

            (20) SECTION 3.17 shall be amended by deleting section (b) and replacing it with the following section (b):

                  "The     Replacement     Securities    shall    have    the
            characteristics necessary for the Trust to comply with applicable requirements for the maintenance of Regulated Investment Company status;"


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


            (21) SECTION 4.01 shall be amended by adding the following paragraph
      (d) at the end of Section 4.01:

                  "(d) The Evaluator shall furnish to the independent  certified public accountants or auditors employed pursuant to Section 6.01(e)(I) bid and offering side evaluations of the Securities or, if not available, the closing sales prices of the Securities, as of each Diversification Test Day, and the last Business Day of each Tax Quarter (as defined in Section 3.15(b)). These evaluations shall be furnished promptly on the day on which they are made."

            (22) SECTION 5.02 is hereby amended by adding the following immediately after the last sentence of the second paragraph of such
      Section:

                  "If  Securities  in the Trust are sold for the  payment of the
            Redemption Value and there are excess proceeds remaining after meeting redemption requests, the Depositor may, but is not obligated to, instruct the Trustee to reinvest such excess proceeds into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index."

            (23) For the purposes of Section 6.01(g)(i), the liquidation amount shall be 40% of the total value of all Securities deposited in the Trust at the end of the Trust's initial offering period.

            (24) SECTION 9.01(a) of the Agreement is amended by adding the following part (iv) to the first paragraph thereof:

                  "(iv) to add or change any  provision  as may be  necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company."

            (25) Notwithstanding anything to the contrary herein, if at any time the Standard & Poor's LargeCap 100 Index shall no longer be compiled, maintained or made available, the Depositor may (a) direct that the Trust created hereby continue to be operated hereunder utilizing the components of the Standard & Poor's LargeCap 100 Index, and the percentage weightings of such components, as existed on the last date on which the Standard & Poor's LargeCap 100 Index components and weightings were available to the Trust or (b) direct the Trustee to terminate this Indenture and the Trust created hereby and liquidate the Trust in such manner as the Depositor shall direct.


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


      This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

      IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed.



                                       CLAYMORE SECURITIES, INC.,
                                          Depositor



                                       By:     /S/ ROBIN K. PINKERTON
                                          ------------------------------------
                                       Title:  Chief Financial Officer




                                       THE BANK OF NEW YORK,
                                          Trustee



                                       By:    /S/ THOMAS PORRAZZO
                                          --------------------------
                                       Title: Vice President

                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
               CLAYMORE SECURITIES DEFINED PORTFOLIOS, SERIES 122


      (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)